Exhibit (h)(4)


                AMENDMENT TO INVESTMENT COMPANY SERVICE AGREEMENT
                                     BETWEEN
                         CLEARWATER INVESTMENT TRUST AND
                           FIDUCIARY COUNSELLING, INC.

                                January 24, 2009


        AGREEMENT between Clearwater Investment Trust, a Massachusetts business trust ("Customer"), and Fiduciary Counselling, Inc., a Minnesota corporation ("FCI") .

        WHEREAS, Customer and FCI entered into an Investment Company Service Agreement (the "Service Agreement" )on March 2, 1987, which was amended by Customer and FCI on May 1, 1995 and December 2, 1999; and

        WHEREAS, Customer and FCI now desire to amend the Service Agreement, as amended, as set forth below; NOW, THEREFORE, the parties hereto agree as follows:

       1.     To amend the Service Agreement by deleting the existing Paragraph
              1. and replacing it in its entirety with the following:

                     1. SERVICES TO BE PROVIDED BY FCI. During the term of this
              Agreement, FCI will provide Customer with the services described in Exhibits A, B and C (the "Exhibits"), which are affixed hereto and incorporated herein by reference, in connection with the operation by Customer of the Clearwater Growth Fund, the Clearwater Small Cap Fund the Clearwater Tax-Exempt Bond Fund, and the Clearwater International Fund (collectively the "Funds") . In addition, FCI shall provide Customer and Clearwater Management Co., Inc., Trust's manager, with all of their respective requirements for space and clerical assistance in connection with the operation by them of the Funds.

       2. With respect to the Cleawater International Fund only, FCI shall not be responsible for those services identified in the Service Agreement that are instead being provided by The Northern Trust Company pursuant to a separate Fund Administration and Accounting Services Agreement between The Northern Trust Company and Customer.

       IN WITNESS WHEREOF, Customer and FCI have caused this Amendment to be executed in their respective names by their respective officers thereunto duly authorized as of the date written above.


                           Fiduciary Counselling, Inc.

                           By:/s/ Rebecca G. Martin
                             ----------------------
                              Rebecca G. Martin

                           Clearwater Investment Trust

                           By:/s/ G.H. Weyerhaeuser Jr.
                              -------------------------
                           George H. Weyerhaeuser, Jr.